Exhibit 99.2

[Savings Institute Bank and Trust Company]

Dear Depositor:

The Boards of Directors of Savings Institute Bank and Trust Company, SI Financial Group, Inc. and SI Bancorp, MHC have voted unanimously in favor of a plan of reorganization and minority stock issuance, under which SI Financial Group is offering common stock in a minority stock offering. We are raising capital to support the Bank’s future growth.

In addition, as part of the plan and in furtherance of the Bank’s long-standing commitment to its local community, the Bank has established a charitable foundation to be known as SI Financial Group Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of SI Financial Group, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Savings Institute Bank and Trust Company, SI Financial Group and SI Bancorp, MHC. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Savings Institute Bank and Trust Company) SI Financial Group, Inc. in the enclosed postage-paid envelope marked “STOCK ORDER RETURN”, or return it to any full service branch office of Savings Institute Bank and Trust Company. Your order must be physically received by SI Financial Group no later than 12:00 noon, Eastern Time, on      day,              x, 2004. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA at Savings Institute Bank and Trust Company to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Savings Institute Bank and Trust Company. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

Rheo A. Brouillard

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Savings Institute Bank and Trust Company, SI Bancorp, MHC, SI Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Savings Institute Bank and Trust Company]

Dear Friend of Savings Institute Bank and Trust Company:

The Boards of Directors of Savings Institute Bank and Trust Company, SI Financial Group, Inc. and SI Bancorp, MHC have voted unanimously in favor of a plan of reorganization and minority stock issuance, under which SI Financial Group is offering common stock in a minority stock offering. We are raising capital to support the Bank’s future growth.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of SI Financial Group, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Savings Institute Bank and Trust Company, SI Financial Group and SI Bancorp, MHC. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Savings Institute Bank and Trust Company) to SI Financial Group, Inc. in the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of Savings Institute Bank and Trust Company. Your order must be physically received by SI Financial Group no later than 12:00 noon, Eastern Time, on      day,              x, 2004. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

Rheo A. Brouillard

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Savings Institute Bank and Trust Company, SI Bancorp, MHC, SI Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[SI Financial Group, Inc.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by SI Financial Group, Inc. We are raising capital to support Savings Institute Bank and Trust Company’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Savings Institute Bank and Trust Company, SI Financial Group and SI Bancorp, MHC and the proposed stock offering by SI Financial Group. Please read it carefully before making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Savings Institute Bank and Trust Company), to SI Financial Group, Inc. in the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of Savings Institute Bank and Trust Company. Your order must be physically received by SI Financial Group no later than 12:00 noon, Eastern Time, on      day,              x, 2004.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

Rheo A. Brouillard

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Savings Institute Bank and Trust Company, SI Bancorp, MHC, SI Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P.]

Dear Customer of Savings Institute Bank and Trust Company:

At the request of Savings Institute Bank and Trust Company, SI Financial Group, Inc. and SI Bancorp, MHC we have enclosed material regarding the offering of common stock by SI Financial Group, Inc. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of SI Financial Group, Inc.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Savings Institute Bank and Trust Company) to SI Financial Group, Inc. in the accompanying postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of Savings Institute Bank and Trust Company. Your order must be physically received by SI Financial Group no later than 12:00 noon, Eastern Time, on     day,              x, 2004. If you have any questions after reading the enclosed material, please call the stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sincerely,

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Savings Institute Bank and Trust Company, SI Bancorp, MHC, SI Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

[SI Financial Group, Inc.]

                    , 2004

Dear                     :

The Boards of Directors of Savings Institute Bank and Trust Company, SI Financial Group, Inc. and SI Bancorp, MHC have voted unanimously in favor of a plan of reorganization and minority stock issuance, under which SI Financial Group will offer common stock in a minority stock offering. We are raising capital to support the Bank’s future growth.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on                      at     :00 _._.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our stock offering, please call our stock information center at (            )             -            , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

Sincerely,

Rheo A. Brouillard

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Savings Institute Bank and Trust Company, SI Bancorp, MHC, SI Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Stock Information Center)

[SI Financial Group, Inc.]

                    , 2004

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of SI Financial Group, Inc. common stock.

At this time, we cannot confirm the number of shares of SI Financial Group, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the plan of reorganization and minority stock issuance following completion of the stock offering.

If you have any questions, please call our stock information center at (            )             -            .

Sincerely,

SI Financial Group, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Savings Institute Bank and Trust Company, SI Bancorp, MHC, SI Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[SI Financial Group, Inc.]

                    , 2004

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for                  shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                          , 2004; this is your stock purchase date. Trading will commence on the Nasdaq National Market under the symbol “SIFI” on                          , 2004.

Thank you for your interest in SI Financial Group, Inc. Your stock certificate will be mailed to you shortly.

Sincerely,

SI Financial Group, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Savings Institute Bank and Trust Company, SI Bancorp, MHC, SI Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[SI Financial Group, Inc.]

                    , 2004

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due you with interest will be mailed promptly.

We appreciate your interest in SI Financial Group, Inc. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol “SIFI.”

Sincerely,

SI Financial Group, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Savings Institute Bank and Trust Company, SI Bancorp, MHC, SI Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[SI Financial Group, Inc.]

                    , 2004

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of SI Financial Group, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company

Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016-3572

1 (800) 368-5948

email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of SI Financial Group, Inc., I thank you for supporting our offering.

Sincerely,

Rheo A. Brouillard

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Savings Institute Bank and Trust Company, SI Bancorp, MHC, SI Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[SI Financial Group, Inc.]

                    , 2004

Dear Interested Subscriber:

We regret to inform you that Savings Institute Bank and Trust Company, SI Bancorp, MHC and SI Financial Group, Inc., the holding company for Savings Institute Bank and Trust Company, did not accept your order for shares of SI Financial Group, Inc. common stock in its community offering. This action is in accordance with our plan of reorganization and minority stock issuance, which gives Savings Institute Bank and Trust Company, SI Bancorp, MHC and SI Financial Group, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

Sincerely,

SI Financial Group, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Savings Institute Bank and Trust Company, SI Bancorp, MHC, SI Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[Sandler O’Neill & Partners, L. P.]

                    , 2004

To Our Friends:

We are enclosing material in connection with the stock offering by SI Financial Group, Inc., the holding company for Savings Institute Bank and Trust Company. SI Financial Group is raising capital to support the Bank’s future growth.

Sandler O’Neill & Partners, L.P. is managing the subscription offering, which will conclude at     :00 _._., Eastern Time, on                  . 2004. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicate of broker/dealers to sell the remaining stock and/or offer the stock in a public offering.

Members of the general public, other than residents of             , are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sincerely,

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Savings Institute Bank and Trust Company, SI Bancorp, MHC, SI Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O’Neill)